Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110736 on Form S-8 for the SIRVA, Inc. Omnibus Stock Incentive Plan and the SIRVA, Inc. Stock Incentive Plan of our report dated February 17, 2005 on the financial statements of Executive Relocation Corporation that appear in the Current Report on Form 8-K/A of SIRVA, Inc. dated March 11, 2005, pages F-1 to F-15.

Crowe Chizek and Company LLC

Oak Brook, Illinois
March 11, 2005